Exhibit 99.1

Copart Promotes Jeff Liaw to Co-Chief Executive Officer

Dallas, Texas March 30, 2022 — Copart, Inc. (NASDAQ: CPRT) today announced that its Board of Directors has appointed Jeff Liaw, who has been serving as President and CEO North America, to co-CEO, effective April 1. Jay Adair will continue his leadership of the company as co-CEO and as a member of the Board of Directors.
Jeff joined Copart in 2016 as Chief Financial Officer and was promoted to President in 2019. Jeff was named CEO North America in February of 2021. Prior to joining Copart, Jeff served as the CFO of FleetPride, Inc. and as a principal of TPG Capital Management, L.P., a private equity firm. Jeff earned a B.A. and B.B.A. from the University of Texas, and an M.B.A. from Harvard.
Commenting on Jeff’s appointment, Willis Johnson, Chairman of the Board of Directors said: “We are pleased to appoint Jeff as co-Chief Executive Officer. As President and more recently, CEO North America, Jeff has demonstrated an unparalleled ability to drive innovation, inspire his colleagues and enhance our strong partnerships with customers.” Mr. Johnson added, “Jay’s continued oversight of strategy, business development, capital allocation, and the Company’s vision will allow collaboration with Jeff, further strengthen the leadership of Copart and ensure continuity in management and succession planning. I look forward to the continued success of Copart under their partnership.”
“I’m honored to partner with Jeff as co-CEO,” said Jay Adair. “Working with Jeff over the past six years, I have been impressed with his understanding of our operations, his relentless focus on improving our processes and performance across the organization, and the insights his prior experiences have brought to our team. Jeff is an extremely talented leader and I have never been more confident in our future.”
Jeff Liaw stated, “I am thrilled to accept this new role and thank Willis, Jay, and the rest of the organization for their trust in me. We remain committed to innovation and excellent customer service as the path to our continued profitable growth.”
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000